UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2015, the Company held its annual meeting of stockholders in Mettawa, Illinois. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below.

1.	The stockholders elected four Class II Directors with terms expiring at the Company’s 2018 annual meeting of stockholders, subject to the election and qualification of their successors, based on the following voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
James A. Bell	128,258,222	350,162	8,003,854
Benjamin D. Chereskin	127,892,968	715,416	8,003,854
Glenn M. Creamer	125,722,889	2,885,495	8,003,854
Paul J. Finnegan	125,724,909	2,883,475	8,003,854

2.	The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, based on the following voting results:

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	136,294,627	299,125	18,486

3.	The stockholders approved, on advisory basis, the compensation of the Company’s named executive officers, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	128,126,256	427,873	54,255	8,003,854

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: May 15, 2015	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary